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                                                        EXHIBIT (10)-(viii)

                              EMPLOYMENT AGREEMENT


This is an agreement by and between First of Michigan Corporation (the "Corporation") and Charles Roberts (the "Employee") entered into this twenty-sixth day of July 1994 and is to confirm the understanding of the terms and objectives of the agreement.

As the Corporation desires to employ you and you desire to be employed by the Corporation as a Senior Vice President and Director of Sales and Branches, and we mutually wish to define the duties and responsibilities of each of us herein, it is therefore agreed:

     COMPENSATION Provided you remain in full-time employment with the Corporation, the Corporation agrees to compensate you in accordance with the following terms.

1. Guaranteed Salary $95,000 per annum to be paid on a semi-monthly basis, guaranteed for a period of fourteen months. Pro-rata portion of Management Bonus for Fiscal Year 1994 to provide a minimum of $275,000 annualized compensation level. Minimum total compensation package guaranteed at $275,000 for Fiscal Year 1995 of employment. (Draw of $35,000 against the bonus to be taken in monthly intervals for Fiscal Year 1994.) For first fourteen months except as provided in TERMINATION Section of this agreement. For Second and Third Fiscal Years salary guaranteed for two additional years at the $95,000 per annum amount, except as provided in TERMINATION Section of this agreement.

2. After the initial one year period of employment, the employee's status will become an employee "at-will" according to the Corporation's employment "at-will" policy unless an alternative agreement is reached between the Employee and Corporation anything in this Article 3 or elsewhere in the agreement to the contrary notwithstanding Employee shall be entitled to the guaranteed salary of $95,000 per annum during years 2 and 3 of this agreement even in the event that Corporation elects to terminate employee under its "at-will" employment policy.

3.  Employee will be eligible to participate in the management bonus pool.

4. Corporation will pay transitional compensation to the Employee in the amount of $25,000. In exchange Employee agrees to repay the entire transitional compensation as outlined in the promissory note, hereto attached.

5. Employee will be granted options for 8000 shares of First of Michigan Capital Corporation common stock after recruiting Registered Representatives whose aggregate gross production is equal to a minimum of 1.5 million dollars in retail production during the one year period prior to joining First of Michigan Corporation.. Grant to be done in accordance with Corporation guidelines.
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     BENEFITS Employee benefits shall be those provided for First of Michigan
Corporation Staff. The following changes to the traditional benefit program will apply to employee:

1. Employee shall be provided with a car phone for business use in accordance with Corporation policy.

2. Employee shall be provided an American made automobile to be leased by the Employer for his use in accordance with Corporation guidelines at a lease amount not to exceed $500/month.

3.  Employee shall be provided a parking spot within the Renaissance Area.

     EXPENSES Employee will be reimbursed for all reasonable travel, entertainment and other normal business expenses incurred while on Corporation business in accordance with First of Michigan Corporation policy.

     ARBITRATION Employee and the Corporation agree that any controversy arising out of or relating to this agreement or employee's employment with the Corporation, shall be settled by arbitration in accordance with the rules then obtaining of the Board of Governors of the national Association of Securities Dealers, Inc. Notice preliminary to, in conjunction with, or incident to such arbitration proceeding may be sent to Employee by mail and personal service is hereby waived. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof, without notice to either party.

     REPRESENTATION Employee represents and warrants that, except as disclosed in writing to the Corporation, there are no impediments, prior or existing complaints, or regulatory, self-regulatory, administrative, civil or criminal matters, affecting his employment. Employee warrants and represents that there are no circumstances which will interfere with or prevent Employee using his best efforts in the course of his employment with the Corporation. Employee represents and warrants that, except as set forth herein, he has no other agreements or understandings, written or oral, with the Corporation regarding compensation.

     TERMINATION During the duration of the agreement, the Corporation shall have the right to terminate the agreement, effective immediately upon giving written notice of such termination to the Employee if:

-  The Employee dies during the term of this agreement (no notice necessary.)
-  Employee shows lack of respect in treatment of staff members.
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-  The Employee's performance of outlined services to the Corporation are not equal to professional standards or requirements.
- The Employee ceases to render service to the Corporation as provided in this agreement (other than by reason of disability)
-  The Employee is repeatedly absent from his duties without cause.
- The Employee is intoxicated by alcohol or controlled substances while on the Corporation's business or premises.
- The Employee is convicted of a felony; or is found by the Securities and Exchange Commission, the New York Stock Exchange, the NASD or a state securities agency to have violated any rule or regulation of the Securities and Exchange Commission, or any law regulating the securities industry; or is subjected to discipline by the Securities and Exchange Commission, any Exchange or any self-regulatory agency in the securities industry for activities performed while in the employ of First of Michigan Corporation.
-  The Employee embezzles any property belonging to the Corporation.

Termination of the agreement by the Corporation for any acts or activities enumerated above shall be deemed "for cause" and the Employee will have no rights to any further payments including the pro-rata portion of any form of bonus. Subsequent to completion of employee's first year of employment with the Corporation, the Employee's employment shall be at will as set forth in the Corporation's Employee Handbook (Revised 1992).

     CUSTOMER RECORDS Employee will during his employment keep all customer records -- including names, addresses, telephone numbers, financial statements, contents of customer portfolios, new account worksheets or any other such information of those individuals who maintain accounts at the Corporation strictly confidential. Employee will not furnish nor make accessible this information to anyone except in the normal regular course of the Corporation's business. All records of those customers who maintain accounts at the Corporation including all information outlined above, shall remain the property of the Corporation during and after Employee's employment with the Corporation terminates.

     OTHER AGREEMENTS Employee warrants that the performance of the terms of this Agreement will not conflict with or result in the breach of any other agreement to which Employee is a party or by which Employee is bound.

     WAIVER The waiver by either party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach there of.

     ASSIGNMENT The rights and benefits of the Corporation under this Agreement shall be transferable, and all covenants and agreements shall inure to the benefit of, and be enforceable by its successors and assigns. Employee may not assign this Agreement.
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     ENTIRE AGREEMENT/AMENDMENTS  This agreement embodies the entire understanding with respect to the subject matter hereof and cannot be changed or extended except in writing signed by Employee and the President and Chief Executive Officer of the Corporation.

     INDEMNIFICATION Employee agrees to indemnify and hold the Corporation harmless against any and all losses or liabilities incurred by the Corporation as a result of his breach of any of the promises contained herein, any errors committed by Employee, or violation by Employee of any rule or regulation of any regulatory agency or self-regulatory agency or violation of any policy or rule of the Corporation during the course of his employment.

     APPLICABLE LAW This agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     SEVERABILITY The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the day and year first above written.

                                    /s/ Steve Gasper, Jr.
                                    -----------------------------
                                    Steve Gasper, Jr.
                                    President
                             For:   First of Michigan Corporation




                                    /s/ Charles Roberts
                                    -----------------------------
                                    Employee:
                                    Charles Roberts




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                                PROMISSORY NOTE


                                                          Date: August 22, 1994

        In exchange for valuable consideration received on August 22, 1994, by the undersigned employee (hereinafter referred to as "Employee") in the amount of Twenty Five Thousand Dollars ($25,000 -- hereinafter referred to as the "Principal Amount") from First of Michigan Corporation (hereinafter referred to as "Corporation"), receipt of which is hereby acknowledged, Employee promises to repay Corporation (or its successors and assigns) said Principal Amount in accordance with and subject to the following terms and conditions:

        (a) In the event that Employee ceases to be employed by Corporation for any reason whether such termination be voluntary or involuntary (including but not limited to Employee's death or disability), on or before July 27, 1995 then Employee promises to pay Corporation immediately and without demand the sum of Twenty Five Thousand Dollars ($25,000.00) in the manner described in paragraph (g) below.

        (b) In the event that the Employee continues in the full-time employment of the Corporation from July 26, 1994 through and including, July 27, 1995 but ceases to be employed (full-time) by Corporation on or before July 27, 1996 for any reason, whether such termination be voluntary or involuntary (including but not limited to Employee's death or disability), then Employee promises to pay Corporation immediately and without demand the sum of Twenty Thousand Dollars ($20,000.00) in the manner described in paragraph (g) below but Employee shall have no obligation to repay the remaining Five Thousand Dollar ($5,000.00) balance of the loan proceeds relating the Principal Amount.

        (c) In the event that the Employee continues in the full-time employment of the Corporation from July 26, 1994 through and including July 27, 1996 but ceases to be employed (full-time) by Corporation on or before July 27, 1997 for any reason, whether such termination be voluntary of involuntary (including but not limited to Employee's death or disability), then Employee promises to pay Corporation immediately and without demand the sum of Fifteen Thousand Dollars ($15,000.00) in the manner described in paragraph (g) below but Employee shall have no obligation to repay the remaining Ten Thousand Dollar ($10,000.00) balance of the loan proceeds relating to the Principal Amount.

        (d) In the event that the Employee continues in the full-time employment of the Corporation from July 26, 1994 through and including July 27, 1997 but ceases to be employed (full-time) by Corporation on or before July 27, 1998 for any reason, whether such termination be voluntary or involuntary (including but not limited to Employee's death or disability), then Employee promises to pay Corporation immediately and without demand the sum of Ten Thousand Dollars ($10,000.00) in the manner described in paragraph (g) below but Employee shall have no obligation to repay the remaining Fifteen Thousand Dollar ($15,000.00) balance of the loan proceeds relating to the Principal Amount.

        (e) In the event that the Employee continues in the full-time employment of the Corporation from July 26, 1994 through and including July 27, 1998 but ceases to be employed (full-time) by Corporation on or before July 27 1999 for any reason, whether such termination be voluntary or involuntary (including but not limited to Employee's death or disability), then Employee promises to pay Corporation immediately and without demand the sum of Five Thousand Dollar ($5,000.00) in the manner described in paragraph (g) below but Employee shall have no obligation to repay the remaining Twenty Thousand Dollar ($20,000.00) balance of the loan proceeds relating to the Principal Amount.


        (f) In the event that Employee remains in the continuous full-time employment of Corporation from July 26, 1994, through and including July 27, 1999, then Employee shall be discharged from all obligations of repayment of Principal Amount hereunder.

        (g) In the event that the Employee ceases to be employed full-time by Corporation on or before July 27, 1999, Employee agrees that any portion of Principal Amount which is required to be repaid to Corporation by Employee under the terms of paragraphs (a), (b), (c), (d) or (e) hereinabove (as the case may be) shall be repaid under the provisions of this paragraph. Employee agrees that in order to contribute toward the satisfaction of Employee's repayment obligations under the terms of paragraphs (a), (b), (c), (d) or (e) hereinabove, the Corporation is hereby authorized to make the necessary deductions from the Employee's interest or entitlement in any commissions payable by the Corporation to the Employee or in any wages or salary payable by the Corporation to the Employee, or in any other amount owed by Corporation to Employee, all as of the date of the Employee's termination of employment from the Corporation. Any additional amount still owed by Employee to Corporation, after the application of the immediately preceding sentence, shall be thereupon immediately repaid by Employee.

                                                                Initials  crr
                                                                        ------
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        (h)     Anything contained hereinabove to the contrary notwithstanding,
Employee agrees that upon receipt by Employee of written demand from Corporation for repayment of all or any portion of Principal Amount, not previously discharged from obligation for repayment pursuant to the terms and conditions contained herein, Employee shall immediately honor such demand for repayment and pay to Corporation all or said portion of Principal Amount so demanded for repayment. This Promissory Note is in no way intended to alter Corporation's "at will" employment policy set forth in Corporation's Employee Handbook (Revised 1992).

        (i) Employee acknowledges that any portion of the Principal Amount with respect to which the obligation for repayment is discharged pursuant to the terms of this instrument, shall become taxable income to him, subject to withholding, at the time of such discharge. Employee further acknowledges that this Promissory Note entails a below market interest rate loan under the rules of the U.S. Internal Revenue Service and that, accordingly, Employee will incur an annual income tax liability on the unamortized portion of the Principal Amount, which tax liability shall be subject to annual W-2 withholding by Corporation.

        (j) In the event Corporation initiates legal action to collect Principal Amount or any portion thereof, Employee promises to pay, in addition to such Principal Amount or portion thereof, all reasonable costs of collection including reasonable attorney's fees. Employee further agrees that each and every term, condition, and obligation of this instrument shall be binding on his heirs, personal representatives, successors, and assigns.

        (k) ARBITRATION AGREEMENT Employee and Corporation agree that any controversy arising out of or relating to this Promissory Note, shall be settled by arbitration in accordance with the rules then obtaining of the Board of Governors of the National Association of Securities Dealers, Inc. Notice preliminary to, in conjunction with, or incident to such arbitration proceeding may be sent to Employee by mail and personal service is hereby waived. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof, without notice to either party.

        Presentment, notice or dishonor and protest are waived.


        9/6/94                                  /s/ Charles R. Roberts
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        (Date)                                      Charles R. Roberts


State of Michigan, County Oakland
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Subscribed and sworn before me this 12th
day of September, 1994 By
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My commission expires Feb 13, 1996
                      ------------
County of Oakland State of Michigan
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Witnessed by /s/ Catherine Cruickshank
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